UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 26, 2025
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Main Street Capital Corporation
(Exact name of registrant as specified in its charter)

Maryland	814-00746	41-2230745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Post Oak Boulevard, 8th Floor, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:   (713) 350-6000
Not Applicable
___________________________________________________________________________________
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MAIN	New York Stock Exchange
NYSE Texas
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 8.01    Other Events.
On September 26, 2025 (the “Redemption Date”), in accordance with the Master Note Purchase Agreement, dated as of
December 23, 2022, as amended and supplemented by the First Supplement to Master Note Purchase Agreement, dated as of February 2, 2023 (as amended, the “Note Purchase Agreement”), among Main Street Capital Corporation (“Main
Street”) and the purchasers on the signature pages thereto, Main Street redeemed all of the issued and outstanding 7.84%
Series A Senior Notes due December 23, 2025 (the “Series A Notes”) and 7.53% Series B Senior Notes due December 23,
2025 (the “Series B Notes” and, together with the Series A Notes, the “Notes”). Main Street redeemed all $100,000,000 in aggregate principal amount of the Series A Notes and all $50,000,000 in aggregate principal amount of the Series B Notes.
The Notes were redeemed at 100% of their principal amount, plus the accrued and unpaid interest thereon to, but excluding, the Redemption Date.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Main Street Capital Corporation

Date: September 26, 2025	By:	/s/ Jason B. Beauvais
Name: Jason B. Beauvais
Title: General Counsel